Exhibit 10
                                                                24(b)(10)






                                                              April 22, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:    Exhibit 10, Form N-1A
                Acacia Capital Corporation
                File numbers 811-3591, 2-80154


Ladies and Gentlemen:

         As Counsel to Acacia Capital Corporation, it is my opinion, based upon an examination of the Articles of Incorporation and By-Laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment
No. 32 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 32 to its Registration Statement.


                                                          Sincerely,

                                                        /s/ Susan Walker Bender

                                                          Susan Walker Bender
                                                          Assistant Counsel